                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                PEOPLES ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

PEOPLES ENERGY CORPORATION

                                                                      [LOGO]

                Notice of Annual Meeting of Shareholders and Proxy Statement

                February 28, 1997 at 11:00 a.m.
                Harris Trust and Savings Bank
                Eighth Floor -- Auditorium
                115 S. LaSalle Street
                Chicago, Illinois

PEOPLES ENERGY CORPORATION - 130 East Randolph Drive - Chicago, Illinois 60601

RICHARD E. TERRY
Chairman of the Board

                                                        December 31, 1996

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Peoples Energy Corporation, to be held on Friday, February 28, 1997. The meeting will begin at 11:00 a.m. in the auditorium on the eighth floor of Harris Trust and Savings Bank, located at 115 S. LaSalle Street, Chicago, Illinois.

    It is important that your shares be represented at this meeting. Therefore, whether or not you plan to attend, please sign the enclosed proxy and return it promptly in the envelope provided. If you attend the meeting, you may, at your discretion, withdraw your proxy and vote in person.

    If you plan to attend the meeting, please save the admission ticket that is attached to your proxy and present it at the door. In accordance with our regular practice, a summary of the proceedings will be sent to all shareholders after the meeting.

    Let me again urge you to return your proxy at your earliest convenience.

                                          Sincerely,

                                           [SIGNATURE]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 28, 1997

    The regular Annual Meeting of Shareholders of PEOPLES ENERGY CORPORATION will be held in the auditorium on the eighth floor of Harris Trust and Savings Bank, located at 115 S. LaSalle Street, Chicago, Illinois, at 11:00 a.m., on Friday, February 28, 1997, for the following purposes:

    1.  To elect directors of Peoples Energy Corporation.

    2.  To ratify the appointment of independent public accountants.

    3.  To act upon such other matters as may properly come before the meeting.

    All shareholders, whether or not they expect to be present at the meeting, are requested to sign, date, and mail the accompanying proxy in the envelope enclosed with this Notice. Shareholders who are present at the meeting may withdraw their proxies and vote in person.

    If you plan to attend the meeting, please save the admission ticket that is attached to your proxy and present it at the door. Attendance at the meeting will be limited to shareholders of record as of the record date and their guests or their authorized representatives, not to exceed two per shareholder, and to guests of the Company.

    Shareholders of record as of December 30, 1996, will be entitled to vote at the meeting and at any adjournment thereof.

                                          EMMET P. CASSIDY
                                          Secretary

Chicago, Illinois
December 31, 1996

PEOPLES ENERGY CORPORATION - 130 East Randolph Drive - Chicago, Illinois 60601

RICHARD E. TERRY
Chairman of the Board

                                                               December 31, 1996

                                PROXY STATEMENT

    This Proxy Statement is being mailed to shareholders on or about December 31, 1996, in connection with the solicitation of proxies on behalf of the Board of Directors of Peoples Energy Corporation (the Company), to be voted at the Annual Meeting of Shareholders of the Company. The meeting will be held at 11:00 a.m. on Friday, February 28, 1997, in the auditorium on the eighth floor of Harris Trust and Savings Bank, located at 115 S. LaSalle Street, Chicago, Illinois. The shares represented by the proxies received are to be voted in accordance with the specifications contained in the proxy. Proxies are revocable at any time prior to use.

    The Company has borne the cost of preparing, assembling, and mailing this proxy soliciting material. In addition to solicitation by mail, there may be incidental personal solicitations made by directors, officers, and regular employees of the Company. The cost of solicitation, including payments to brokers, nominees, or fiduciaries who mail such material to their clients, will be borne by the Company.

    The Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey, to assist with the solicitation of proxies from certain shareholders, for which services Corporate Investor Communications will receive a fee that is expected to be about $6,500 plus reimbursement for certain expenses.

                         OUTSTANDING VOTING SECURITIES

    Only holders of common shares of record as of December 30, 1996, are entitled to vote at the meeting or any adjournment thereof. As of December 30, 1996, there were outstanding 34,979,929 shares of common stock of the Company.

    The Annual Report of the Company for the fiscal year ended September 30, 1996, including financial statements, is being mailed on or about December 31, 1996, together with this Proxy Statement, to all shareholders of record as of December 30, 1996.

                            CUMULATIVE VOTING RIGHTS

    In the election of directors, shareholders have cumulative voting rights. Cumulative voting rights consist of the right to vote, in person or by proxy, the number of shares owned by the shareholder, for as many persons as there are directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of directors multiplied by the number of his or her shares shall equal, or to distribute such number of votes among the candidates as he or she shall think fit.

ITEM 1.  ELECTION OF DIRECTORS

    All directors are to hold office for a term of one year or until their respective successors shall be duly elected. Unless otherwise specified, votes represented by the proxies will be cast equally for the election of the below-named nominees to the office of director; however, the votes may be cast cumulatively for less than the entire number of nominees if any situation arises that, in the opinion of the proxy holders, makes such action necessary or desirable. If any of the nominees should be unable to serve or will not serve, which is not anticipated, management reserves discretionary authority to vote for a substitute.

           INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

            PASTORA SAN JUAN CAFFERTY, 56. Director since 1988. Professor, since 1985, at the University of Chicago, Chicago, Illinois, where
   [PHOTO] she has been on the faculty since 1971. Mrs. Cafferty is also a director of Kimberly-Clark Corporation, and WMX Technologies, Inc.

            J. BRUCE HASCH, 58. Director since 1987. President and Chief Operating Officer (1990) of the Company. Mr. Hasch is also
   [PHOTO] President, Chief Operating Officer (1990), and a Director (1986) of The Peoples Gas Light and Coke Company and North Shore Gas Company, subsidiaries of the Company engaged primarily in the purchase, storage, distribution, sale, and transportation of natural gas. Prior to becoming President, Mr. Hasch was Executive Vice President (1985-1990) of the Company and its subsidiaries and Vice President (1981-1985) of both subsidiary companies. Mr. Hasch has been an employee of the Company and/or its subsidiaries since 1960, including 16 years with Natural Gas Pipeline Company of America, a former subsidiary.

            FREDERICK C. LANGENBERG, 69. Director since 1985. Chairman of the Board (1991), until his retirement in April 1991, of The Interlake
   [PHOTO] Corporation, Lisle, Illinois, a diversified manufacturer of metals and materials handling products. Prior to that, Mr. Langenberg was Chairman of the Board and Chief Executive Officer (1982-1991) of The Interlake Corporation. Mr. Langenberg is also a director of The Interlake Corporation and Carpenter Technology Corporation.

            HOMER J. LIVINGSTON, JR., 61. Director since 1989. President and Chief Executive Officer (1993-1995) until his retirement in May
   [PHOTO] 1995, of the Chicago Stock Exchange, Chicago, Illinois. Prior to that, Mr. Livingston was Chairman of the Board and Chief Executive Officer (1988-1992) of H. Livingston & Company, L.P. Mr. Livingston is also a director of American National Can Corp. and Everen Capital Corp.

            WILLIAM G. MITCHELL, 65. Director since 1982. Vice Chairman (1986) and Director (1977), until his retirement in May 1987, of Centel
   [PHOTO] Corporation, Chicago, Illinois, a telephone utility and business-related communications firm. Prior to becoming Vice Chairman, Mr. Mitchell was President (1977-1986) of Centel. Mr. Mitchell is also a director of The Sherwin-Williams Company, The Northern Trust Corporation, and The Interlake Corporation.

            EARL L. NEAL, 68.  Director since 1985. Principal, since 1955, of
            Earl L. Neal & Associates, Chicago, Illinois, a private law firm.
   [PHOTO]  During 1983, Mr. Neal was Chairman of the Board of First Federal
            Savings and Loan Association of Chicago, Chicago, Illinois. Mr. Neal is also a director of Chicago Title and Trust Company, Chicago Title
            Insurance Company, Lincoln National Corporation, and First National
            Chicago/NBD Corporation.

            MICHAEL S. REEVES, 61.  Director since 1991. Executive Vice
            President (1987) of the Company. Mr. Reeves is also Executive Vice
   [PHOTO]  President (1987) and Director (1988) of The Peoples Gas Light and
            Coke Company and North Shore Gas Company, subsidiaries of the
            Company engaged primarily in the purchase, storage, distribution, sale, and transportation of natural gas. Prior to becoming Executive
            Vice President, Mr. Reeves was Vice President (1977-1987) of both subsidiary companies. Mr. Reeves has been an employee of the Company and/or its subsidiaries since 1956.

            RICHARD E. TERRY, 59. Director since 1984. Chairman of the Board and Chief Executive Officer (1990) of the Company. Mr. Terry is also
   [PHOTO]  Chairman of the Board and Chief Executive Officer (1990), and a
            Director (1982) of The Peoples Gas Light and Coke Company and North
            Shore Gas Company, subsidiaries of the Company engaged primarily in the purchase, storage, distribution, sale, and transportation of natural gas. Prior to becoming Chairman, Mr. Terry was President and Chief Operating Officer (1987-1990), Executive Vice President
            (1984-1987), and Vice President and General Counsel (1981-1984) of the Company and its subsidiaries. Mr. Terry has been an employee of the Company and/or its subsidiaries since 1972. Mr. Terry is also a director of Bankmont Financial Corp., Harris Bankcorp, Inc., Harris
            Trust and Savings Bank, and Amsted Industries.

            RICHARD P. TOFT, 60.  Director since 1988. Chairman of the Board and
            Chief Executive Officer (1996) of Alleghany Asset Management, Inc.,
   [PHOTO] Chicago, Illinois, an investment management, and advisory service subsidiary of Alleghany Corp. In addition, since August, 1996, Mr.
            Toft has been non-executive Chairman of Chicago Title and Trust
            Company. From 1994 to August, 1996 Mr. Toft was Chairman of the
            Board and Chief Executive Officer of Chicago Title and Trust
            Company. From 1982-1994 Mr. Toft was President and Chief Executive
            Officer of Chicago Title and Trust Company. Mr. Toft is also a director of Chicago Title Insurance Company, and The Cologne Life
            Reinsurance Company.

            ARTHUR R. VELASQUEZ, 58.  Director since 1985. President and Chief
            Executive Officer, since 1989, of Azteca Foods, Inc., Chicago,
   [PHOTO]  Illinois, a Mexican food products company. Prior to that, Mr.
            Velasquez was President and Chief Executive Officer (1971-1987) of
            Azteca Corn Products Corporation. Mr. Velasquez was also President of CID Broadcasting, Inc. (1980-1995) and President of Crescent
            Communications of California, Inc. (1993-1995). Mr. Velasquez is also a director of Arvin Industries, Inc., and LaSalle National
            Corporation.

                  MEETINGS AND FEES OF THE BOARD OF DIRECTORS

    The Board of Directors held eight meetings during fiscal 1996. All incumbent directors attended 94% of the aggregate number of meetings of the Board and of those committees on which such directors served.

    Directors who are not employees receive an annual retainer of $19,000 and a meeting fee of $850 for each Board and each committee meeting attended. In addition, any non-employee director who serves as chairman of a committee of the Board receives a $3,000 annual retainer. Officers of the Company who serve on the Board receive no compensation as directors. Effective January 1, 1997, non-employee directors will receive an annual retainer of $25,000 and a meeting fee of $1,000 for each Board and each committee meeting attended.

    The Company offers non-employee directors an opportunity to defer their director's compensation. Under the Directors Deferred Compensation Plan, a director may elect to defer the receipt of compensation earned as a director until a future date and to receive such compensation at that time in the form of cash, Company common stock, or a combination of both. An election to defer, or to cease to defer, compensation earned as a director of the Company is effective only with respect to compensation earned in the calendar year following the year in which the election is made, but in no event with respect to compensation earned within six months after the date on which the election is made.

    A bookkeeping account is maintained for each participant. The account reflects the amount of cash and/or the number of share equivalents to which the participant is entitled under the terms of the plan.

    The account of a participant who elects to defer compensation in the form of cash is credited with the dollar amount of compensation so deferred on each date that the participant is entitled to payment for services as a director. Interest on the cash balance of the account is computed and credited quarterly as of March 31, June 30, September 30, and December 31 of each year at the prime commercial rate in effect at Harris Trust and Savings Bank, Chicago, Illinois.

    The account of a participant who elects to defer compensation in the form of stock is credited with share equivalents on each date that the participant is entitled to a payment for services as a director. The number of share equivalents so credited is determined by dividing the compensation so deferred by the mean price of a share of Company common stock on the New York Stock Exchange on such date. Additional share equivalents are credited to the director's account on each date that the Company pays a dividend on the common stock. During the fiscal year ended September 30, 1996, plan participants as a group were credited with 2,247.538 share equivalents for compensation deferred in the form of stock, with an average per-share base price of $32.39. During the same period, such participants were credited with $23,584 for compensation deferred in the form of cash.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The standing committees of the Board of Directors of the Company during fiscal 1996 were the Audit, Compensation-Nominating, Public Policy, and Executive Committees.

    The Audit Committee makes recommendations to the Board concerning the appointment of the Company's independent public accountants and reviews with the accountants the scope and nature of the audit engagement, the fees for services performed by the firm, and the results of the completed audit. The Committee also reviews and discusses with the internal audit department, management, and the Board, such matters as accounting policies, internal controls, and procedures for preparation of financial statements. In addition, the Committee oversees the selection of independent public accountants to perform audits of certain Company-sponsored employee benefit plans and reviews reports regarding the results of such audits. The members of the Audit Committee are Messrs. Cole (Chairman), Langenberg, Mitchell, Toft, Velasquez, and Mrs. Cafferty. Due to mandatory retirement at age 70, Mr. Cole will not be standing for re-election to the Board. The Committee held two meetings in fiscal 1996.

    The Compensation-Nominating Committee considers and makes recommendations to the Board concerning salary compensation for elected officers of the Company and its subsidiaries. The Committee also considers, reviews and grants awards under the Company's Long-Term Incentive Compensation Plan (LTIC Plan) and Short-Term Incentive Compensation Plan (STIC Plan) to officers (and, with respect to the LTIC Plan, other key employees) of the Company and its subsidiaries other than the Chief Executive Officer. With respect to the Chief Executive Officer, the Committee considers, reviews and makes awards under the LTIC Plan and the STIC Plan subject to the approval of the non-employee directors of the Board.

    The Committee also makes recommendations to the Board regarding nominees for election as members of the Board of the Company. The Committee will consider written recommendations from shareholders of the Company regarding potential nominees for election as directors. To be considered for inclusion in the slate of nominees proposed by the Board at the next Annual Meeting of Shareholders of the Company, such recommendations should be received in writing by the Secretary of the Company no later than November 17, 1997. In addition, the Committee maintains, with the approval of the Board, formal criteria for selecting directors, and also considers other matters, such as the size and composition of the Board, directors' compensation, benefits, and other forms of remuneration. The members of the Compensation-Nominating Committee are Messrs. Livingston (Chairman), Langenberg, Mitchell, Neal, and Toft. The Committee held three meetings in fiscal 1996.

    The Public Policy Committee prepares reports to the Board and provides advice to management on major public issues affecting the Company or the gas industry in general. The Committee also considers and makes recommendations to the Board regarding the Company's Contributions Program and Budget and reviews and monitors corporate policy with respect to charitable and philanthropic giving. Members of the Public Policy Committee are Messrs. Neal (Chairman), Cole, Livingston, Velasquez, and Mrs. Cafferty. The Committee held two meetings in fiscal 1996.

    The Executive Committee, in the recess of the Board, has the authority to act upon most corporate matters that require Board approval. The members of the Executive Committee are Messrs. Terry (Chairman), Mitchell (Vice Chairman), Cole, Langenberg, Livingston, Neal, Toft, Velasquez, and Mrs. Cafferty. The Committee held no meetings in fiscal 1996.

                     SHARE OWNERSHIP OF DIRECTOR NOMINEES,
                             AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the beneficial ownership, as of November 30, 1996, of the Company's Common Stock by (a) each director, the Chief Executive Officer and the four most highly paid executive officers of the Company and (b) all directors and executive officers as a group.

                                                                                             SHARES BENEFICIALLY
                                                                                             OWNED AS OF NOVEMBER
DIRECTORS & OFFICERS                                                                              30,1996(1)
------------------------------------------------------------------------------------------  ----------------------
Pastora San Juan Cafferty.................................................................             2,800
Patrick J. Doyle, Jr......................................................................             9,388(3)
J. Bruce Hasch............................................................................            49,441(2)(3)
James Hinchliff...........................................................................            29,713(2)(3)
Frederick C. Langenberg...................................................................             4,000
Homer J. Livingston, Jr...................................................................             8,070(4)
William G. Mitchell.......................................................................            20,188(4)
Earl L. Neal..............................................................................            19,092(4)
Michael S. Reeves.........................................................................            28,960(2)
Richard E. Terry..........................................................................            64,416(2)(3)
Richard P. Toft...........................................................................             7,353(4)
Arthur R. Velasquez.......................................................................             3,876(4)

Directors and executive officers as a group...............................................           361,736

--------------------------

(1) The total shares held by all directors and executive officers as a group comprise approximately 1.03 per cent of the Company's outstanding common stock. Unless otherwise indicated, each individual has sole voting and investment power with respect to the shares of common stock attributed to him or her in the table.

(2) Includes shares of restricted stock awarded under the Long-Term Incentive Compensation Plan of the Company, the restrictions on which had not lapsed as of November 30,1996, as follows: Messrs. Hasch, 7,990; Hinchliff, 5,130; Reeves, 5,130; Terry, 14,020; and all executive officers as a group, 43,545. Owners of shares of restricted stock have the right to vote such shares and to receive dividends thereon, but have no investment power with respect to such shares until the restrictions thereon lapse.

(3) Includes shares that the following have a right to acquire within 60 days following November 30,1996, through the exercise of Options granted under the Long-Term Incentive Compensation Plan of the Company: Messrs. Doyle, 2,400; Hasch, 15,400; Hinchliff, 6,200; Terry, 14,500; and all executive officers of the Company as a group, 92,900.

(4) Includes 7,070; 7,852; 17,220; 7,053; and 3,876 shares to which Messrs.
    Livingston, Mitchell, Neal, Toft, and Velasquez, respectively, are prospectively entitled pursuant to the Directors Deferred Compensation Plan of the Company.

                             EXECUTIVE COMPENSATION

    The following tables set forth information concerning annual and long-term compensation and grants of stock options, stock appreciation rights and restricted stock awards under the Company's Long-Term Incentive Compensation Plan. All compensation was paid by the Company and its subsidiaries for services in all capacities during the three fiscal years set forth below to (i) the Chief Executive Officer and (ii) the four most highly paid executive officers of the Company other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION AWARDS
                                                                   --------------------------------
                                            ANNUAL COMPENSATION    RESTRICTED STOCK                    ALL OTHER
                                           ----------------------   AWARD(S)(1)(2)    OPTIONS/SARS    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR     SALARY ($)  BONUS ($)         ($)              (#)            (3)($)
------------------------------  ---------  ----------  ----------  ----------------  --------------  --------------
Richard E. Terry                  1996     $  473,500  $  191,600     $  145,722           21,200      $   14,205
 Chairman and Chief               1995        455,300     137,200        137,119           21,400          12,354
 Executive Officer                1994        421,250     117,100        113,281           14,400          12,638
J. Bruce Hasch                    1996        332,600      86,000         80,803           11,800           9,978
 President and Chief              1995        319,800      61,500         76,606           11,800           9,594
 Operating Officer                1994        304,500      75,300         73,438            9,400           9,135
Michael S. Reeves                 1996        250,700      54,500         51,797            7,600           7,521
 Executive Vice                   1995        241,100      39,000         48,925            7,600           7,233
 President                        1994        229,500      47,800         47,656            6,200           6,885
James Hinchliff                   1996        250,700      54,500         51,797            7,600           7,521
 Senior Vice President            1995        241,100      39,000         48,925            7,600           7,233
 and General Counsel              1994        229,500      47,800         47,656            6,200           6,885
Patrick J. Doyle, Jr.             1996        193,700      39,900         33,150            4,800           5,811
 Former Vice President            1995        188,100      25,000         30,900            4,800           5,643
 of Subsidiary (4)                1994        179,050      29,600         29,688            3,800           5,372

--------------------------
(1) Restricted stock awards are valued at the closing market price as of the date of grant. The total number of restricted shares held by the named executive officers and the aggregate market value of such shares at September 30,1996 were as follows: Mr. Terry, 14,055 shares, valued at $477,870; Mr. Hasch, 8,240 shares, valued at $280,160; Mr. Reeves, 5,290 shares, valued at $179,860; Mr. Hinchliff, 5,290 shares, valued at $179,860; and Mr. Doyle, 3,355 shares, valued at $114,070. Dividends are paid on the restricted shares at the same time and at the same rate as dividends paid to all shareholders of common stock. Aggregate market value is based on a per share price of $34.00, the closing price of the Company's stock on the New York Stock Exchange on September 30, 1996.

(2) Restricted stock awards granted to date vest in equal annual increments over a five-year period. If a recipient's employment with the Company terminates, other than by reason of death, disability, or retirement after attaining age 65, the recipient forfeits all rights to the unvested portion of the restricted stock award. In addition, the Compensation-Nominating Committee (and with respect to the CEO, the Compensation-Nominating Committee, subject to the approval of the non-employee directors) may, in its sole discretion, accelerate the vesting of any restricted stock awards granted under the Long-Term Incentive Compensation Plan. Total restricted stock awarded to the named individuals for 1994 constitutes 9,975 shares, of which 1,995 shares vested in 1995; 1,995 shares vested in 1996; 1,995 shares will vest in 1997; 1,995 shares will vest in 1998; and the remaining 1,995 shares will vest in 1999. Total restricted stock awarded to the named individuals for 1995 constitutes 13,300 shares of which 2,660 shares vested in 1996; 2,660 shares will vest in 1997; 2,660 shares will vest in 1998; 2,660 shares will vest in 1999; and the remaining 2,660 shares will vest in 2000. Total restricted stock awarded to the named individuals for 1996 constitutes 13,150 shares, of which 2,630 shares will vest in 1997; 2,630 shares will vest in 1998; 2,630 shares will vest in 1999; 2,630 shares will vest in 2000; and the remaining 2,630 shares will vest in 2001.

(3) Company contributions to the Capital Accumulation Plan accounts of the named executive officers during fiscal years 1994-1996. Employee contributions under the plan are subject to a maximum limitation under the Internal Revenue Code of 1986. The Company pays an employee who is subject to this limitation an additional 50 cents for each dollar that the employee is prevented from contributing solely by reason of such limitation. The amounts shown in the table above reflect, if applicable, this additional Company payment.

(4) Mr. Doyle retired as of November 1, 1996.

                       OPTIONS/SAR GRANTS IN FISCAL 1996

                                                     INDIVIDUAL GRANTS
                            -------------------------------------------------------------------
                                           % OF TOTAL OPTIONS/
                            OPTIONS/SARS     SARS GRANTED TO      EXERCISE OR                     GRANT DATE
                              GRANTED      EMPLOYEES IN FISCAL    BASE PRICE                     PRESENT VALUE
           NAME                (#)(1)            YEAR (2)           ($/SH)      EXPIRATION DATE     ($)(3)
--------------------------  ------------   --------------------   -----------   ---------------  -------------
Richard E. Terry               21,200               12%             $   27.50      04-Oct-05        $97,732
 Chairman and Chief
 Executive Officer
J. Bruce Hasch                 11,800                7                  27.50      04-Oct-05         54,398
 President and Chief
 Operating Officer
Michael S. Reeves               7,600                4                  27.50      04-Oct-05         35,036
 Executive Vice President
James Hinchliff                 7,600                4                  27.50      04-Oct-05         35,036
 Senior Vice President and
 General Counsel
Patrick J. Doyle, Jr.           4,800                3                  27.50      04-Oct-05         22,128
 Former Vice President of
 Subsidiary (4)

--------------------------
(1) The grant of an Option enables the recipient to purchase Company common stock at a purchase price equal to the fair market value of the shares on the date the Option is granted. The grant of an SAR enables the recipient to receive, for each SAR granted, cash in an amount equal to the excess of the fair market value of one share of Company common stock on the date the SAR is exercised over the fair market value of such common stock on the date the SAR was granted. Options or SARs that expire unexercised become available for future grants. Before an Option or SAR may be exercised, the recipient must complete 12 months of continuous employment subsequent to the grant of the Option or SAR. Options and SARs may be exercised within 10 years from the date of grant, subject to earlier termination in case of death, retirement, or termination of employment.

(2) Based on 90,200 Options and 90,200 SARs granted to all employees under the Company's Long-Term Incentive Compensation Plan during fiscal 1996.

(3) Present value is determined using a variation of the Black-Scholes Model. The model assumes: a) that Options and SARs are exercised two years after the date of grant -- the average time Options and SARs were held by recipients under the Company's Long-Term Incentive Compensation Plan over the past ten years; b) use of an interest rate equal to the interest rate on a U.S. Treasury security with a maturity date corresponding to the assumed exercise date; c) a level of volatility calculated using weekly stock prices for the two years prior to the date of grant; d) no expected dividend yield; and e) that no adjustments were made for non-transferability or risk of forfeiture. This is a theoretical value for the Options and SARs. The amount realized from an Option or an SAR ultimately depends upon the excess of the market value of the Company's stock over the exercise price on the date the Option or SAR is exercised.

(4) Mr. Doyle retired as of November 1, 1996.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED          IN-THE-MONEY
                          SHARES                    OPTIONS/SARS AT FISCAL         OPTIONS/SARS AT
                        ACQUIRED ON                      YEAR-END (#)            FISCAL YEAR-END ($)
                        (OPTION/SAR)    VALUE     ---------------------------   ---------------------
         NAME           EXERCISE(#)(1) REALIZED($) EXERCISABLE  UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
----------------------  -----------   ---------   -----------   -------------   ---------   ---------
Richard E. Terry        21,400        $185,859      29,000         21,200       $97,780     $137,800
 Chairman and Chief
 Executive Officer
J. Bruce Hasch          11,800        104,696       19,000         11,800       64,080      76,700
 President and Chief
 Operating Officer
Michael S. Reeves       13,800        91,938         6,200          7,600       19,344      49,400
 Executive Vice
 President
James Hinchliff          7,600        66,006        12,400          7,600       41,788      49,400
 Senior Vice President
 and General Counsel
Patrick J. Doyle, Jr.   12,600        61,649             0          4,800       0.00        31,200
 Former Vice President
 of Subsidiary (2)

--------------------------
(1) Includes cash-only SARs exercised by the named executive officers in the following amounts: Mr. Terry, 10,700; Mr. Hasch, 5,900; Mr. Reeves, 6,900; Mr. Hinchliff, 3,800; and Mr. Doyle, 6,300.

(2) Mr. Doyle retired as of November 1, 1996.

                               PENSION PLAN TABLE

    The following table illustrates various annual straight-life benefits at normal retirement (age 65) for the indicated levels of average annual compensation and various periods of service, assuming no future changes in the Company's pension benefits. The compensation used in the computation of annual retirement benefits is substantially equivalent to the salary and bonus reported in the Summary Compensation Table. The benefit amounts shown reflect reduction for applicable Social Security benefits.

                                                            YEARS OF SERVICE
                                       ----------------------------------------------------------
     AVERAGE ANNUAL COMPENSATION           20          25          30          35          40
         ------------------            ----------  ----------  ----------  ----------  ----------
$150,000.............................  $   54,943  $   68,679  $   82,414  $   91,789  $  101,164
 200,000.............................      74,943      93,679     112,414     124,914     137,414
 250,000.............................      94,943     118,679     142,414     158,039     173,664
 300,000.............................     114,943     143,679     172,414     191,164     209,914
 350,000.............................     134,943     168,679     202,414     224,289     246,164
 400,000.............................     154,943     193,679     232,414     257,414     282,414
 450,000.............................     174,943     218,679     262,414     290,539     318,664
 500,000.............................     194,943     243,679     292,414     323,664     354,914
 550,000.............................     214,943     268,679     322,414     356,789     391,164
 600,000.............................     234,943     293,679     352,414     389,914     427,414
 650,000.............................     254,943     318,679     382,414     423,039     463,664
 700,000.............................     274,943     343,679     412,414     456,164     499,914
 750,000.............................     294,943     368,679     442,414     489,289     536,164

    Average annual compensation is the average 12-month compensation for the highest 60 consecutive months of the last 120 months of service prior to retirement. Compensation is total salary paid to an employee by the Company and/or its subsidiary companies, including bonuses under the Company's Short-Term Incentive Compensation Plan, pre-tax contributions under the Company's Capital Accumulation Plan, pre-tax contributions under the Company's Health and Dependent Care Spending Accounts Plan, and pre-tax contributions for life and health care insurance, but excluding moving allowances, exercise of stock options and SARs, and other compensation that has been deferred.

    As of September 30,1996, the credited years of retirement benefit service for the individuals listed in the Summary Compensation Table were as follows:
Mr. Terry, 32 years; Mr. Hasch, 36 years; Mr. Reeves, 40 years; Mr. Hinchliff, 24 years; and Mr. Doyle, 32 years. The benefits shown in the foregoing table are subject to maximum limitations under the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. Should these benefits at the time of retirement exceed the then-permissible limits of the applicable Act, the excess would be paid by the Company as supplemental pensions pursuant to the Company's Supplemental Retirement Benefit Plan. The benefits shown give effect to these supplemental pension benefits.

                              SEVERANCE AGREEMENTS

    The Company has entered into separate severance agreements with certain key executives including each of the executives named in the Summary Compensation Table, except Mr. Doyle who retired in November, 1996 (reference to named executives in this description shall be deemed to exclude Mr. Doyle). The intent of the severance agreements is to assure the continuity of the Company's administration and operations in the event of a Change in Control of the Company (as described below). The severance agreements were developed in accordance with the advice of outside consultants.

    The term of each severance agreement is for the longer of 36 months after the date in which a Change in Control of the Company occurs or 24 months after the completion of the transaction approved by shareholders described in (iii) below of the description of a Change in Control. A Change in Control is defined as occurring when (i) the Company receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, disclosing that any person, group, corporation, or other entity is the beneficial owner, directly or indirectly, of 20% or more of the common stock of the

Company; (ii) any person, group, corporation, or other entity (except the Company or a wholly-owned subsidiary), after purchasing common stock of the Company in a tender offer or exchange offer, becomes the beneficial owner, directly or indirectly, of 20% or more of such common stock; (iii) the shareholders of the Company approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, other than a consolidation or merger in which holders of the Company's common stock prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before; (b) any consolidation or merger in which the Company is the continuing or surviving corporation, but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least 90% of the outstanding common stock of the continuing or surviving corporation or 90% of the common stock of a corporation which owns all of the common stock of the Company; (c) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, except where the Company owns all of the outstanding stock of the transferee entity or the Company's common shareholders immediately prior to such transaction own at least 90% of the transferee entity or group of transferee entities immediately after such transaction; (d) any consolidation or merger of the Company where, after the consolidation or merger, one entity or group of entities owns 100% of the shares of the Company, except where the Company's common shareholders immediately prior to such merger or consolation own at least 90% of the outstanding stock of such entity or group of entities immediately after such consolidation or merger; or (iv) a change in the majority of the members of the Company's Board of Directors within a 24-month period, unless approved by two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

    Each severance agreement provides for payment of severance benefits to the executive in the event that, during the term of the severance agreement, (i) the executive's employment is terminated by the Company, except for "cause" as defined therein; or (ii) the executive's employment is terminated due to a constructive discharge, which includes (a) a material change in the executive's responsibilities, which change would cause the executive's position with the Company to become of less dignity, responsibility, prestige or scope; (b) reduction, which is more than de minimis, in total compensation; (c) assignment without the executive's consent to a location more than 50 miles from the current place of employment; or (d) liquidation, dissolution, consolidation, merger, or sale of all or substantially all of the assets of the Company, unless the successor corporation has a net worth at least equal to that of the Company and expressly assumes the obligations of the Company under the executive's severance agreement.

    The principal severance benefits payable under each severance agreement consist of the following: (i) the executive's base salary and accrued benefits through the date of termination, including a pro rata portion of awards under the Company's STIC Plan and LTIC Plan; (ii) three times the sum of the individual's base salary, the average of the STIC Plan awards for the prior three years and the value of the LTIC Plan awards in the prior calendar year; and (iii) the present value of the executive's accrued benefits under the Company's Supplemental Retirement Benefits Plan (SRBP) that would be payable upon retirement at normal retirement age, computed as if the executive had completed three years of additional service. In addition, the executive will be entitled to continuation of life insurance and medical benefits for the longer of (a) a period of three years after termination or (b) a period commencing after termination and ending when the executive may receive pension benefits without actuarial reduction, provided that the Company's obligation for such benefits under the severance agreement shall cease upon the executive's employment with another employer that provides life insurance and medical benefits. Each severance agreement also provides that the executive's Options and SARs shall become exercisable upon a Change in Control and that all Options and SARs shall remain exercisable for the shorter of (a) three years after termination or (b) the term of such Options and SARs. Any restricted stock previously awarded to the executive under the LTIC Plan would vest upon a Change in Control if such vesting does not occur due to a Change in Control under the terms of the LTIC Plan. The Company is also obligated under each severance agreement to pay an additional amount to the executive sufficient on an after-tax basis to satisfy any excise tax liability imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. The benefits received by the executive under each agreement are in lieu of benefits under the Company's termination allowance plan and the executive's benefits under the SRBP. Each executive would be required to waive certain claims prior to receiving any severance benefits.

                        REPORT ON EXECUTIVE COMPENSATION
                           COMPOSITION OF COMMITTEES

    The Compensation-Nominating Committee (Committee) is appointed by the Board from the membership of the Outside Directors. The Outside Directors are all of the directors who are not officers or employees of the Company or its subsidiaries.

                         OFFICER COMPENSATION GENERALLY

    The Board has established a comprehensive officer compensation program designed to provide equitable and generally competitive cash compensation and incentives to its officers so as to attract and retain skilled and experienced officers. Officer compensation is comprised of cash compensation, consisting of base salary and bonus, and long-term compensation, consisting of non-qualified stock options (Options), stock appreciation rights (SARs) and restricted stock awards. The Board annually reviews the competitiveness of each component of compensation and total compensation with the assistance of the Committee and a nationally recognized compensation firm (Independent Consultant).

    In 1993, the Internal Revenue Code of 1986, as amended, was amended to add
Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of certain compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. No Company executive officer received compensation in excess of the Section 162(m) limit during fiscal 1996. The Committee will continue to monitor this situation and will determine an appropriate policy if circumstances change.

                                  BASE SALARY

    Salaries for elected officers are established by the Board based on recommendations of the Committee. The Committee's recommendations are based on advice and information from the Independent Consultant, a compensation report prepared by the Human Resources Division of the Company's wholly owned utility subsidiary, The Peoples Gas Light and Coke Company, and, for officers other than the Chairman of the Board and Chief Executive Officer (CEO), the recommendations of the CEO.

    The Committee evaluates the competitiveness of the Company's elected officer salaries in light of competitive market data for comparable companies, primarily gas distribution companies having revenues of similar size to those of the Company. Officer salaries are established by reference to salary range midpoints that are set slightly above the average for the comparison companies. Actual salaries may be above or below the midpoint, depending upon the length of incumbency, the performance of job responsibilities and other factors. The information used by the Committee is derived from market data collected and surveys prepared by the Human Resources Division and the Independent Consultant. The Committee considers the recommendations of the CEO (for officers other than the CEO), as well as market data, in making its recommendations. The Committee's recommendations consider not only the general competitiveness of the elected officers' salary ranges and proposed salaries, but also take into account each individual officer's performance of his or her job responsibilities.

    For fiscal 1996, the Board accepted the Committee's recommendation and approved a base salary increase for Mr. Terry of $18,200. The Committee's recommendation was based on the need to maintain the market competitiveness of Mr. Terry's base salary, while being consistent with the salary budgets for 1996 for other officers and other management employees.

                     SHORT-TERM INCENTIVE COMPENSATION PLAN

    In October 1992, the Board approved a Short-Term Incentive Compensation Plan (STIC Plan). The Board adopted the STIC Plan based on competitive considerations and in order to make a portion of executive cash compensation directly related to the Company's short-term performance.

    The STIC Plan provides that cash bonuses may be awarded to officers of the Company and its subsidiaries based on levels of achievement under performance measures established at the beginning of each fiscal year. The purposes of the STIC Plan are:(i) to provide meaningful incentives to participants that will benefit shareholders and customers through improvements in performance in areas of strategic concern to the Company; (ii) to provide competitive levels of compensation to enable the Company to attract and retain people who are able to make a significant contribution to the Company's success; and (iii) to encourage teamwork and cooperation in the achievement of Company goals.

    The STIC Plan is administered by the Committee. At the beginning of each fiscal year, the Committee identifies the officers who will be participants for the year and establishes award opportunities for each participant based on the participant's salary range midpoint. The Committee also establishes performance measures and aligns the measures with award opportunities for each participant. Awards are computed at the end of each year on the basis of achievement of the performance measures. The final awards are based on these computed amounts, adjusted at the Committee's discretion for all participants other than the CEO, and, with respect to the CEO at the Committee's discretion subject to the approval of the Outside Directors. The Committee decided that for fiscal 1996, awards would be paid under the STIC Plan only if the Company achieved dividend coverage on a weather normalized basis for the year and did not reduce its common stock dividend during the year.

    For fiscal year 1996, awards for certain participants, including Mr. Terry, were based entirely on corporate performance measures. Other participants' awards were based partly on corporate performance measures and partly on individual or divisional performance measures. The Committee established the corporate performance measures under two categories -- financial and customer-oriented -- with two measures within each category. The STIC Plan award opportunities were divided evenly among the four measures. Return on equity and interest coverage ratio were the two financial measures; gas costs and operation and maintenance (O&M) expenses were the two customer-oriented measures. The Company's performance under each measure was ranked with the performance of other comparable gas utilities for the 12 months ended June 30, 1996. An award percentage for each performance measure was determined by the Company's rank within the applicable comparator group. Companies in the financial measure comparator group were those that the Company believes are often cited by investment analysts as alternate investment opportunities to the Company. The comparator companies used under the gas cost measure all serve large midwestern urban areas within a five hundred mile radius of Chicago. Companies outside the region were excluded because of differences in pipeline access, storage availability, and seasonal and peak-day requirements that affect gas costs. The comparator group selected for the O&M cost performance measure consisted of companies that serve major metropolitan areas in the midwest or the eastern United States.

    The award percentages determined under the corporate performance measures were then added together, resulting in a composite award percentage of 49.25 percent of the maximum award opportunity for each participant, including Mr. Terry, whose award was based solely on corporate performance measures. Based on these results, the Committee decided upon, and the Outside Directors approved, an award to Mr. Terry of $191,600.

                     LONG-TERM INCENTIVE COMPENSATION PLAN

    The Long-Term Incentive Compensation Plan (LTIC Plan) is administered by the Committee for employees other than the CEO and, with respect to the CEO, by the Committee subject to the approval of the Outside Directors. The Committee has the duty to select the individuals to whom Options, SARs and restricted stock awards, or combinations thereof, will be granted, determine the amount and the extent of such individuals' participation, interpret provisions of the plan, and promulgate, amend and rescind rules for its administration. With respect to the CEO, the Committee prescribes the form and content of Options, SARs and restricted stock granted and is authorized to interpret the plan, to prescribe, amend or rescind rules relating to it, and to make all other determinations necessary or advisable for the plan's administration, subject to the approval of the Outside Directors.

    The purpose of the LTIC Plan is to align the interests of key employees with those of shareholders, thereby increasing those employees' interest in the financial success and growth of the Company. In selecting employees who receive awards under the LTIC Plan, the Committee considers the individual's position and responsibilities, nature of service to the Company, and past, present and potential contributions to the success of the Company.

    The grant of an Option enables the recipient to purchase Company common stock at a purchase price equal to the fair market value of the shares on the date the Option was granted. The grant of an SAR entitles the recipient to receive, for each SAR granted, cash in an amount equal to the excess of the fair market value of one share of Company common stock on the date the SAR is exercised over the fair market value of such common stock on the date the SAR was granted. Before an Option or SAR may be exercised, the recipient must complete 12 months of continuous employment subsequent to the grant of the Option or SAR. Options and SARs may be exercised within 10 years from the date of grant, subject to earlier termination in case of death, retirement, or termination of employment for other reasons.

    The grant of a restricted stock award entitles the recipient to vote the shares of Company common stock covered by such award and to receive dividends thereon. The recipient may not transfer or otherwise dispose of such shares until the restrictions thereon lapse. Restricted stock awards granted to date vest in equal annual increments over a five-year period from the date of grant. If a recipient's employment with the Company terminates, other than by reason of death, disability or retirement after attaining age 65, the recipient forfeits all rights to the unvested portion of the restricted stock award. In addition, the Committee (and, with respect to the CEO, the Committee subject to the approval of the Outside Directors) may, in its discretion, accelerate the vesting of any restricted stock awards granted under the LTIC Plan.

    Grants of Options, SARs and restricted stock are made by the Committee by general application of the LTIC Plan guidelines. The Committee also considers the recommendations of the CEO for recipients other than the CEO. Under the guidelines, the number of Options and SARs is determined for recipients by applying percentages of salary range midpoints (this percentage varies with the recipient's position in the Company), and dividing that amount by the Company's common stock price on or shortly before the date on which Options and SARs will be granted. To the extent restricted stock is awarded, the recipient's Options and SARs that would otherwise be granted are reduced at the rate of two Options and two SARs for each share of restricted stock granted. The Committee's practice has been to limit an award of restricted stock for a recipient to one-quarter of the total shares of Options and SARs under the guidelines. All awards under the LTIC Plan (except for the CEO) are subject to the discretion and approval of the Committee. With respect to the CEO, the Committee awards under the LTIC Plan are subject to the discretion and approval of the Outside Directors. Each year, prior to Committee approval, the Independent Consultant reviews the LTIC Plan and evaluates the appropriateness of the continued use of the plan, its guidelines and the value of the grants to be made thereunder.

    Based on the application of the guideline formula and the recommendation of the Independent Consultant, the Committee granted, and the Outside Directors approved, awards to Mr. Terry of 10,600 Options, 10,600 SARs, and 5,275 shares of restricted stock.

Submitted by:

THE COMPENSATION-NOMINATING COMMITTEE

Homer J. Livingston, Jr. (Chairman)
Frederick C. Langenberg
William G. Mitchell
Earl L. Neal
Richard P. Toft

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on Company common stock to the cumulative total return of the S&P 500 Index and the S&P Utility Index over a five-year period ending September 30, 1996. The graph assumes that the value of investment in Company common stock and each index was $100 on September 30, 1991 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PEOPLES ENERGY     S&P 500        S&P 500
                 Corporation       Index  Utilities Index
Sep-91               $100.00     $100.00          $100.00
Sep-92               $128.71     $111.05          $114.37
Sep-93               $138.86     $125.49          $142.31
Sep-94               $122.26     $130.11          $123.67
Sep-95               $137.15     $168.82          $157.78
Sep-96               $179.20     $203.14          $169.62

                 [PERFORMANCE GRAPH FILED UNDER COVER FORM SE]

ITEM 2. APPOINTMENT OF AUDITORS

    Shareholders will be asked to ratify the recommendation of the Audit Committee and the appointment by the Board of Directors of Arthur Andersen LLP as the independent public accountants for the Company and its subsidiaries for the fiscal year ending September 30, 1997. Arthur Andersen LLP has been engaged as the independent public accountants of the Company or The Peoples Gas Light and Coke Company since 1932.

    A representative of Arthur Andersen LLP is expected to be present at the meeting and will be available to respond to appropriate questions or to make a statement if said representative so desires.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPOINTMENT.

                                 OTHER MATTERS

    Management does not know of any matters to be presented at the meeting other than those mentioned in the Notice of Annual Meeting of Shareholders. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

                             SHAREHOLDER PROPOSALS

    Any proposals by shareholders that are intended to be presented for action at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company by September 2, 1997, to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                                          EMMET P. CASSIDY
                                          Secretary
December 31, 1996

                              PEOPLES ENERGY CORPORATION

                    PLEASE MARK VOTE IN BOX USING DARK INK ONLY.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1.  Election of Directors:                           For All Except
    P. Cafferty, J. B. Hasch,    For    Withheld     Nominee(s) written below
    F. C. Langenberg,            / /       / /       / /
    H. J. Livingston, Jr.,                           ---------------------------
    W. G. Mitchell, E. L. Neal,
    M. S. Reeves,
    R. E. Terry, R. P. Toft
    and A. R. Velasquez

2. Ratify the appointment of     For    Against      Abstain
   Arthur Andersen LLP as        / /       / /         / /
   independent public
   accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.


Dated                       , 1997
       ---------------------

-----------------------------------------------
Signature

-----------------------------------------------
Signature


NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

-------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND DETACH THE ABOVE PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.


                                   ADMISSION TICKET

                              PEOPLES ENERGY CORPORATION

                            ANNUAL MEETING OF SHAREHOLDERS

                              FRIDAY, FEBRUARY 28, 1997

                                       11 A.M.

                            HARRIS TRUST AND SAVINGS BANK

                                 8TH FLOOR AUDITORIUM

                                   115 SOUTH LASALLE

                                  CHICAGO, ILLINOIS

          ENTER AT THE SOUTHEAST CORNER OF MONROE AND LASALLE STREETS

                              PEOPLES ENERGY CORPORATION

                  ANNUAL MEETING OF SHAREHOLDERS - FEBRUARY 28, 1997

    The undersigned hereby appoints J. Bruce Hasch, William G. Mitchell and Richard E. Terry, and each of them, with power of substitution in each, as proxies, with the powers the undersigned would possess if personally present, to vote all of the undersigned's shares of stock in the Company at the Annual Meeting of Shareholders of the Company to be held at Harris Trust and Savings Bank, 115 South LaSalle, Chicago, Illinois, on February 28, 1997, at 11:00 a.m., and at any adjournment thereof, upon all matters that may properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated December 31, 1996, subject to any directions indicated on the reverse side of this card. If any of the nominees should be unable to serve or for good cause will not serve, which is not anticipated, management reserves discretionary authority to vote for a substitute.


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

                IMPORTANT- To be signed and dated on the reverse side.